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                                                                  EXHIBIT 5.3

February 23, 2004

NOVA Chemicals Corporation
1000 Seventh Avenue S.W.
Calgary, Alberta, Canada T2P 5C6

                  Re: NOVA Chemicals Corporation
                      Registration Statement on Form F-10
                      -----------------------------------

Dear Sirs:

     We hereby consent to the use of our name under the heading "Legal Matters" in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented.

     In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this consent as an exhibit or otherwise.

                                       Very truly yours,

                                       /s/ Orrick, Herrington & Sutcliffe LLP
                                       ----------------------------------------
                                       ORRICK, HERRINGTON & SUTCLIFFE LLP